QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Evolution Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042

Dear Fellow Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Evolution Petroleum Corporation. The meeting will be held at the Company's offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, commencing at 10:00 a.m. Central Time, on Thursday, December 5, 2013. If you plan to attend, please notify our Corporate Secretary, Mr. David Joe, at (713) 935-0122.

        The Notice of the Annual Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes four items to be voted on by our stockholders. Note that your broker is not permitted to vote on matters considered "non-routine" such as the election of directors without specific voting instructions from you, as further explained in the Q&A section of the Proxy Statement under "How Can I Vote?"

        At the Meeting, I will also report on the Company's current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the meeting.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker or bank as a nominee or agent), even if you plan to attend the meeting.

        Thank you for your continued interest in Evolution Petroleum Corporation.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin Chairman of the Board, President and Chief Executive Officer

Houston, Texas
October 28, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 5, 2013

Dear Stockholders:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Evolution Petroleum Corporation, a Nevada corporation (the "Company"), will be held on Thursday, December 5, 2013, commencing at 10:00 a.m. Central Time, at the Company's principal executive offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. The Annual Meeting will be held for the following purposes:

  (1)
  To elect five directors to our board of directors, each to serve until the 2014 Annual Meeting of Stockholders or until their successors is elected and qualified;

  (2)
  To ratify the appointment of Hein & Associates LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending June 30, 2014;

  (3)
  To approve, in a non-binding advisory vote, the compensation of our named executive officers;

  (4)
  To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        Only those stockholders of record at the close of business on October 18, 2013 are entitled to notice of, and to vote at the Annual Meeting or any postponement or adjournment thereof, notwithstanding the transfer of any shares after such date. If you were a stockholder at the close of business on October 18, 2013, you are entitled to vote.

        Whether or not you expect to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting you may withdraw any previously given proxy and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2013

The attached proxy statement and proxy card, and our Annual Report on Form 10-K for the year ended June 30, 2013, are also available on the Company's website, www.evolutionpetroleum.com. From the homepage, you can link through the "Investor Relations" page to the "Proxy Materials" page. Directions to attend the Annual Meeting and vote in person are also available on our website. From the homepage, you can link to "Contact" where you will find a link to a map to our Houston office.

By Order of the Board of Directors
/s/ STERLING H. MCDONALD Sterling H. McDonald Vice President, Chief Financial Officer and Treasurer

Houston, Texas
October 28, 2013

2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042
(713) 935-0122

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
December 5, 2013

        This Proxy Statement accompanies the Notice (the "Notice") of the Annual Meeting of Stockholders (the "Annual Meeting") of Evolution Petroleum Corporation, a Nevada corporation (hereinafter, "us", "we", "our" or the "Company"), in connection with the solicitation of proxies by and on behalf of our Board of Directors (the "Board") for use at our Annual Meeting to be held at 10 a.m., Central Time, at our Company's principal executive offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, on December 5, 2013, and at any postponement or adjournment thereof.

        The Company's Annual Report for the fiscal year ended June 30, 2013 is being mailed to stockholders with the mailing of the Notice of Meeting and Proxy Statement. This Proxy Statement and the accompanying proxy card are first being sent to our stockholders on or about October 28, 2013.

        The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Continental Stock Transfer & Trust Company ("CST"), as part of CST's services as the Company's transfer agent, assists in the solicitation of proxies in connection with the Annual Meeting. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, email, or facsimile communication. These officers, directors and employees will not receive any compensation for these services. The Company will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company. The costs of solicitation will be borne by the Company.

What is the purpose of the 2013 Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which is to:

          (1)   Elect five directors, each to serve until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified;

          (2)   Ratify the appointment of Hein & Associates, LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2014;

          (3)   Approve, in a non-binding advisory vote, the compensation of our named executive officers;

          (4)   Determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years; and

          (5)   Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        In addition, Company management will report on our performance during the fiscal year ended June 30, 2013, which we refer to as fiscal 2013, and respond to questions from stockholders.

        Although the Board does not anticipate that any other matters will come before the Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on October 18, 2013 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

How can I Vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record (i.e., your shares are registered directly in your name, as opposed to being held in a stock brokerage account or by a bank or other nominee), you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy; however, if no specification is made the shares represented by proxy will be voted as recommended by our Board of Directors, to the extent permitted by law.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        Due to regulatory changes, your broker is not able to vote on your behalf for the election of directors without specific voting instructions from you.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in the "street name" of the entity holding your shares.

        As a beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record (record holder) you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote these shares.

        If you hold your shares in street name, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.

        There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote your shares unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

        Changes to regulatory rules eliminated broker discretionary voting with respect to the election of directors. This restriction also applies to all non-routine matter. Where a matter is not considered "routine," such as Proposal No. 1 regarding the election of directors, Proposal 3 regarding say on pay and Proposal 4 regarding the frequency of the say on pay vote, the shares held by the broker will not be voted on those proposals without specific instruction from the beneficial holder of the shares.

How Can I Revoke My Proxy or Change My Vote?

        Even if you have given a proxy or given your broker, bank or other agent voting instructions, you have the power to revoke your proxy or change your voting instructions at any time before the Annual Meeting. Stockholders of record may revoke their proxy prior to its exercise by delivering written notice of revocation to our Corporate Secretary, at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent (such as in your brokerage account), you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the Annual Meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the Annual Meeting.

What are the voting rights of the holders of our common stock?

        Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting.

        With regard to the election of directors, the Company has adopted a majority voting policy wherein any of the five nominees receiving the majority of votes cast will be elected provided a quorum is present. Any nominee who does not receive at least a majority of the votes cast with respect to his election shall tender his resignation to the Board, whereupon, the Board in its sole discretion can accept such resignation within 60 days. If the Board does not accept such resignation, the director will continue to serve as a member of the Board of Directors.

        On each other matter to be presented, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote will be necessary to approve the matter.

        Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast, and therefore they will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

        Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our Annual Meeting shall constitute a quorum.

        For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the Record Date there were 28,599,669 shares of our common stock (including restricted shares) issued and outstanding and such shares are the only shares entitled to vote at the Annual Meeting.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of the Proposals in this Proxy Statement. In summary, the Board unanimously recommends that you vote:

  •
  FOR the election of each of the five directors named in this Proxy Statement, to serve until our annual meeting of shareholders in 2014 and until their successors are elected;

  •
  FOR the ratification of the appointment of Hein & Associates, LLP, an independent registered public accounting firm, as our independent registered public accountant for the year ending June 30, 2014;

  •
  FOR the approval of, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables, notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders; and

  •
  FOR the option every "3 Years" for future advisory votes on executive compensation.

        The proxy holders will vote in their discretion with respect to any other matter that may properly come before the Annual Meeting.

Proxies

        If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated on the proxy card, the official proxies will vote (1) "for" the proposals described in this proxy statement and (2) as to any other matters properly brought before the annual meeting or any postponement or adjournment thereof, in the sole discretion of the proxy holders.

        A stockholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Evolution Petroleum Corporation a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042, Attention: Corporate Secretary.

What are the Company's Governance Practices and Policies?

        See the detailed discussion under "Corporate Governance", beginning on page 9.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

        Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The minimum number of directors is established by our Bylaws, and may be increased by the majority vote of the Board. The current number of directors is six; however that number will be reduced to five upon the retirement of Mr. Laird Cagan from the Board at the Annual Meeting. Assuming the presence of a quorum, a majority of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

        All five nominees are currently serving as directors of the Company. We have determined there are four "independent" directors serving on our Board as defined in the listing standards of the NYSE MKT. Five of our incumbent directors are standing for re-election. Mr. Laird Cagan, a current member of the Board, whose term expires on December 5, 2013, is retiring from the Board and will not seek re-election.

        As discussed in more detail under the heading "Nominating and Corporate Governance Committee" in this proxy statement, the Board considers qualifications and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating and Corporate Governance Committee review the particular experiences, qualifications, attributes or skills of each of the nominees. The biographies of each of the nominees below contain information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. They also highlight the particular experiences, qualifications, attributes or skills that have caused the Nominating and Corporate Governance Committee and the Board to conclude that such persons should serve as a director of the Company. In particular, each nominee brings extensive and specific expertise in key functional and industry areas in which we, as a company, are active.

Name	Age	Principal Occupation and Directorships
Robert S. Herlin	58	Mr. Herlin, a co-founder of our Company, has been President, Chief Executive Officer and a Director since May 2004. Mr. Herlin was elected Chairman of the Board of Directors in January 2009. Prior to the merger of Natural Gas Systems, Inc. ("Old NGS") into our company, Mr. Herlin served as President, Chief Executive Officer and Director of Old NGS since its inception in September 2003. He is responsible for our operations and strategy. Mr. Herlin has 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003 until early 2010, Mr. Herlin has also served as a non-active Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients, where he was assigned as a fulltime executive officer of our company. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure venture. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. Prior to 2001, Mr. Herlin served in various officer capacities for upstream and downstream oil and gas companies, both private and public. Mr. Herlin currently serves on the Engineering Advisory Board for the Brown School of Engineering at Rice University, where he previously served on the Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University. We believe Mr. Herlin's executive leadership of our Company since its founding, extensive oil and gas industry experience, multi-functional expertise, education and his Board of Director service to public companies qualifies Mr. Herlin to serve on our Board.

Name	Age	Principal Occupation and Directorships
Edward J. DiPaolo	60

Mr. DiPaolo has served as a director of our company since 2004. He currently serves as our Lead Independent Director, Chairman of our Governance and Nominating Committee, and is a member of our Audit and Compensation Committees. Mr. DiPaolo has been a Senior Advisor at Duff & Phelps Securities, LLC since 2011. Prior to that, he was an Energy Partner at Growth Capital Partners, L.P. for eight years following his 27 years at Halliburton Company, most recently as Group Senior Vice President of Global Business Development with Halliburton Company since 2003. Prior roles at Halliburton included serving as North American Regional Vice President and Far East Regional Vice President. In these roles, he was responsible for overall operations of Halliburton Energy Services' North America and Far East operations. Mr. DiPaolo currently serves on the Board of Directors of Willbros Group Inc., Edgen Group, Inc., and Eurasia Drilling Company Limited, each of which are public companies, and sits on several private company boards. He previously served as Interim Chairman of the Board of Directors of Boots and Coots Group and on their board prior to Boots and Coots being sold to Halliburton; Superior Well Service board prior to being sold to Nabors Industries, Inc; and the board of Inncore Subsurface Technologies prior to being sold to BJ Services Company. Mr. DiPaolo received his undergraduate degree in Agricultural Engineering from West Virginia University in 1976. He also serves on the Advisory Board for the West Virginia University College of Engineering. We believe Mr. DiPaolo's extensive experience in oilfield service, corporate advisory roles, education and Executive and Board of Director service to public and private companies qualifies Mr. DiPaolo to serve on our Board, his assigned Committees and as our Lead Independent Director.

Name	Age	Principal Occupation and Directorships
William E. Dozier	61

Mr. Dozier has over 38 years of oil & gas industry experience and has served as a director of our company since December 2005. He is the Chairman of the Compensation Committee and also a member of the Audit Committee. Since 2005, Mr. Dozier has been an independent oil and gas consultant. From 1992 to 2005, Mr. Dozier served as Senior Vice President of Operations, and most recently as Senior Vice President for Business Development, for Vintage Petroleum, a large publicly traded global independent oil and gas company acquired by Occidental Petroleum. From 1983 to 1992, he was Manager of Operations Engineering for Santa Fe Minerals, a privately held E&P Company. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas. From May 2009 to July 2011, Mr. Dozier served on the Board of Directors of CAMAC Energy, Inc (formerly Pacific Asia Petroleum, Inc.). Mr. Dozier also serves on several private and charitable boards. In 2005, Mr. Dozier formed Extex Consulting, Inc. based in Houston, Texas. In September 2013, Mr. Dozier began a three year term on the External Advisory Committee for The University of Texas Cockrell School of Engineering Department of Petroleum and Geosystems Engineering. He is a Registered Petroleum Engineer in the State of Texas with a B.S. in Petroleum Engineering from The University of Texas at Austin. We believe Mr. Dozier's extensive experience in oil and gas exploration and development, education and Executive and Board of Director service to public companies qualifies Mr. Dozier to serve on our Board and his assigned Committees.

Kelly W. Loyd	39

Mr. Loyd has served as a director of our company since December 2008. He currently serves as a member of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Since 2004, Mr. Loyd has been employed by JVL Advisors, LLC, a private energy investment company that is a major stockholder of our company. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company,  Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University. We believe Mr. Loyd's extensive experience in energy investment banking and his education qualifies Mr. Loyd to serve on our Board and his assigned Committees.

Name	Age	Principal Occupation and Directorships
Gene G. Stoever	75

Mr. Stoever has been a member of our Board since 2004. He currently serves as Chairman of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Stoever was an audit partner with KPMG LLP for 24 years until his retirement in 1993. During his tenure at KPMG, he served domestic and multinational clients engaged in the manufacturing, construction, refining, oil and gas, real estate and banking industries, as well as serving as SEC Reviewing Partner responsible for advising and reviewing domestic and foreign client filings with the SEC. Mr. Stoever currently serves as chairman of the Audit Committee and is a member of the Compensation Committee of the Board of Directors of Orion Marine Group, Inc (NYSE: ORN) and previously served on Boards, as a chairman of the Audit Committees of Propex,  Inc. and several other companies. Mr. Stoever is a Certified Public Accountant in the State of Texas (currently inactive license holder) and earned his B.B.A. degree in accounting with honors from The University of Texas at Austin. We believe Mr. Stoever's extensive experience in public accounting as a former Big Four partner, knowledge of financial reporting, SEC, GAAP and auditing standards, education and certification as a CPA, designation of a Governance Fellow by the National Association of Corporate Directors, and Board Service to public and private companies qualifies Mr. Stoever to serve on our Board, his assigned Committees and as a financial expert.

        We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each of the director nominees listed above.

 PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL YEAR 2014

        The Audit Committee of our Board has appointed the firm of Hein & Associates LLP, an independent registered public accounting firm, as our independent registered public accountant to audit our consolidated financial statements for the fiscal year ending June 30, 2014. From June 30, 2004 through June 30, 2013, Hein & Associates LLP served as our independent registered public accountant.

        We are not required to seek stockholder approval for the appointment of our independent registered public accountant; however, the Audit Committee and the full Board believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

  Audit Fees

        The aggregate fees billed to us by our independent registered public accountant, Hein & Associates LLP, for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for fiscal years ending June 30, 2013 and 2012 were as follows:

	2013	2012
Audit Fees	$122,575	$128,862
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid Hein & Associates LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, including professional services rendered in connection with the audit of internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Form 10-Q's and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

        All audit fees were pre-approved by our Audit Committee Chairman.

        The Audit Committee has considered the compatibility of the non-audit services provided by Hein & Associates LLP, to Hein & Associates' continued independence and has concluded that its independence is not compromised. In order to reduce non-audit services performed by our independent registered public accounting firm, we retained Grant Thornton LLP to replace Hein & Associate's tax compliance, tax advice and tax planning services starting in fiscal 2008.

  Pre-Approval of Services by External Auditor

        The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by the independent auditor. This policy lists specific audit, audit-related, and tax services as well as any other services that the independent auditor is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During fiscal year 2012, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Hein & Associates LLP, an independent registered public accounting firm, as our independent registered public accountant for fiscal year 2014.

        The Company does not anticipate a representative from Hein & Associates LLP to be present at the Annual Meeting. In the event that a representative of Hein and Associates LLP is present at the Annual Meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as "say on pay"). Accordingly, you may vote on the following resolution at the meeting:

          "Resolved, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the company's 2013 annual meeting, is hereby approved."

        This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

        As described in detail under "Compensation Discussion and Analysis" our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders, (ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and (iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies. The structure of our executive compensation is the same structure as provided to all employees. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure.

  Vote Required

        The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote "FOR" or "AGAINST" or abstain from voting.

        The Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

 PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the company is providing stockholders with the opportunity to cast an advisory vote on whether future advisory votes on executive compensation should be held every one, two or three years.

        The Board of Directors believes that a frequency of every "3 years" for future advisory votes on executive compensation is the optimal interval for conducting and responding to a "say on pay" vote. Stockholders who have concerns about executive compensation during the interval between "say on pay" votes are welcome to bring their specific concerns to the attention of the Board of Directors. Please refer to the section titled "Communicating with our Board of Directors" in this proxy statement for information about communicating with the Board of Directors.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board's recommendation.

        Although this advisory vote on the frequency of the "say on pay" vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

  Vote Required

        The alternative "1 Year," "2 Years," or "3 Years" receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders' non-binding choice as to the frequency of the occurrence of future advisory votes on executive compensation. As a result, broker non-votes and abstentions will not be counted in determining which alternative received the largest number of votes cast. For the advisory vote on the frequency of the "say on pay" vote, you may choose between "1 Year," "2 Years," or "3 Years" or abstain from voting.

        The Board of Directors unanimously recommends that you vote "FOR" the option every "3 Years" for future advisory votes on executive compensation.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

  Board of Directors

        The property, affairs and business of our company are under the general management of our Board of Directors as provided by the laws of the State of Nevada and our Bylaws. We have separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. The Audit Committee was established in accordance with section 3(a)(58)(A) of The Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors held three meetings during fiscal 2013. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during fiscal 2013. The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at annual meetings. Four Directors, Messrs. Robert Herlin, Gene Stoever, Edward DiPaolo and William Dozier attended our 2012 Annual Meeting of Stockholders.

  Director Independence

        The Board of Directors affirmatively determines the independence of each director in accordance with the NYSE MKT rules and listing standards. The Board has determined that Messrs. William E. Dozier, Edward J. DiPaolo, Gene G. Stoever and Kelly W. Loyd each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Robert S. Herlin is not independent since he is a Named Executive Officer of the Company.

  Audit Committee

        The Board of Directors has instructed the Audit Committee to meet periodically with our management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our board the independent auditors to be retained, and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee's functions are further described under the heading "Audit Committee Report". A copy of the written charter adopted by the Board of Directors for the Audit Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html.

        The Audit Committee is currently composed of Mr. Gene G. Stoever, Chairman, and Messrs. Edward J. DiPaolo and William E. Dozier. Each member of the Audit Committee is "independent," as such term is defined in the listing standards for companies listed on the NYSE MKT. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Mr. Stoever qualifies as a "financial expert" as defined under Item 401(e)(2) of Regulation S-K of the Securities Act of 1933. The Audit Committee met four times during fiscal year 2013.

Audit Committee Report

        The management of Evolution Petroleum Corporation has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm (herein, our "independent auditor") is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The independent auditor is also responsible for performing independent audits of the Company's internal controls over financial reporting. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings.

        In order to fulfill its monitoring and oversight duties, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with both management and the independent registered public accounting firm, Hein & Associates LLP, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor's independence.

        The Audit Committee discussed with our independent auditors, the overall scope and plans for the audit. We met with our independent auditors, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        Based on the forgoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2013 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the Securities and Exchange Commission. The Board of Directors approved such inclusion.

        Respectfully submitted by the Audit Committee,

    Mr. Gene Stoever, Chairman
    Mr. Edward DiPaolo
    Mr. William Dozier

  Compensation Committee

        The Compensation Committee is authorized to review and recommend annual salaries and short-term incentive bonuses of our executive officers and has the authority to recommend to the Board of Directors the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock plan. In particular, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee currently consist of Mr. Dozier, Chairman, Mr. DiPaolo and Mr. Loyd. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html. All members of the Compensation Committee are "independent," as such term is defined in the listing standards for companies listed on the NYSE MKT. The Compensation Committee met nine times during fiscal year 2013.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, the current members of which are Mr. DiPaolo, Chairman, and Messrs. Stoever, Cagan and Loyd, is responsible for identifying, screening, and recommending qualified candidates to serve on our Board of Directors and providing guidance and policy on corporate governance. As previously disclosed, Mr. Cagan's term on the Committee ends upon his retirement from the Board of Directors effective at the Annual Meeting. Upon Mr. Cagan's retirement, assuming their respective election at the Annual Meeting, the three remaining members of the Committee will be Messrs. DiPaolo, Stoever and Loyd. A copy of the written charter adopted by the Board of Directors for the Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html. Pursuant to its charter, the Committee is directed, among other things, to: develop and recommend to the Board specific guidelines and criteria for selecting nominees to the Board; formulate a process to identify and evaluate candidates to be recommended; review periodically compensation programs for non-employee directors and make recommendations for changes when appropriate; and evaluate the performance of incumbent members of the Board to determine whether to recommend such persons for re-election. Each of Mr. DiPaolo, Stoever and Loyd is "independent" as defined in the listing standards for companies listed on the NYSE MKT.

        It is our policy that the Committee consider recommendations for the nomination of directors submitted by our stockholders. All such stockholder nominating recommendations must be in writing,

addressed to the Nominating and Corporate Governance Committee, care of the Corporate Secretary at Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to stockholders in connection with the current year's annual meeting. The stockholder's nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

        The Committee has determined that, at the minimum, nominees for directorship should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in areas that are relevant to the Company's business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time.

        Prior to nominating a candidate for election to the Board, the Committee will review the qualifications of each candidate. The Committee does not have a formal policy with regard to considering diversity in its identification of director candidates; however, the Committee does consider diversity in business and professional experience, education, and background that can benefit us by increasing the range of skills and perspectives available to our Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our stockholders.

        Final candidates may be interviewed by the Company's Chairman of the Board and one or more other Committee members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.

        In determining whether to nominate an incumbent director for reelection, the Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such Director comes up for reelection.

        In determining whether to include a stockholder nominee in the Board's slate of nominees, the Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company's Board.

        In addition to the foregoing, stockholders may nominate directors for election without consideration by the Committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director. The Nominating Committee met twice during fiscal 2013. Mr. Cagan, a current member of the Nominating and Corporate Governance Committee, is retiring from the Board on December 5, 2013.

  Annual Meeting Attendance

        We do not have a policy requiring members of our Board of Directors to attend annual meetings of our stockholders.

  Leadership Structure of the Board

        As prescribed by our bylaws, the Chairman of our Board of Directors has the power to preside at all meetings of the Board. Robert S. Herlin, our Chief Executive Officer and President, serves as the Chairman of our Board of Directors. The Board of Directors created the position of Lead Independent Director in 2012 and following the 2012 Annual Meeting elected Mr. DiPaolo to serve in that role until the next meeting of the Board of Directors following the 2013 Annual Meeting.

        Our Chief Executive Officer is appointed by the Board to manage our daily affairs and operations. We believe that Mr. Herlin's extensive industry experience and direct involvement in our operations make him best suited to serve as Chairman in order to (i) lead the Board in productive, strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the Board with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the Board. Our Board structure also fosters strong oversight by our independent directors, with Mr. DiPaolo currently serving as our Lead Independent Director. Mr. Herlin is the only member of management who serves on the Board, and all of the other directors are fully independent. Each of the committees of the Board is chaired by an independent director.

  Meetings of Non-Management Directors

        Our non-management Board members regularly meet in executive session outside the presence of management, generally at each Board meeting. Executive sessions of our outside directors are led by our lead independent director, currently Mr. DiPaolo. These executive sessions may be attended by our outside legal counsel as requested by the non-management Board members. The Lead Independent Director is responsible for providing feedback regarding these meetings to the Chairman.

  Risk Oversight

        The Audit Committee discusses with management and the independent auditors the Company's major financial risk exposures (including potential or pending litigation) and steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The Board has oversight of our risk management. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to us, including but not limited to operational, financial, personnel, information technology, environmental, legal and regulatory, strategic and reputational risks. The full Board receives these reports to enable the Board to understand our risk identification, risk management, and risk mitigation strategies. The Board also makes risk management an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing us.

  Transactions with Related Parties

        Laird Q. Cagan, a member of our Board of Directors until the Annual Meeting, is a Managing Director and co-owner of Cagan McAfee Capital Partners, LLC ("CMCP"). CMCP has performed financial advisory services to us pursuant to a written agreement amended in December 2008. Also pursuant to the Agreement, Mr. Cagan, as a registered representative of Colorado Financial Services Corporation and as a partner of CMCP, could serve as our placement agent in private equity financings, wherein CMCP could earn cash fees equal to 8% of gross equity proceeds, declining to 4% subject to the amount of equity raised through CMCP, and a fixed 4% warrant fee. Neither Mr. Cagan nor CMCP have provided any advisory services since December 2008, or placement services since May 2006. On May 3, 2012, 65,261 shares of common stock were issued to Mr. Cagan through a net cashless exercise of placement warrants. The placement warrants, which were issued to Mr. Cagan in 2004 in connection with a financing transaction, gave Mr. Cagan the right to purchase 91,200 shares, with a weighted average exercise price of $1.00 per share. On June 12, 2013, 922 shares of common stock were issued to Mr. Cagan through a net cashless exercise of placement warrants. The placement warrants, which were issued to Mr. Cagan in 2004 in connection with a financing transaction, gave Mr. Cagan the right to purchase 1,165 shares, with a weighted average exercise price of $2.25 per share. Mr. Cagan's term on the Board will expire at the Annual Meeting.

        The Company has adopted policies and procedures for approval of related party transactions (a "Transaction"), which is set forth in our Code of Business Conduct and Ethics. The Audit Committee and the Board of Directors will be responsible for approving and negotiating the terms of such a proposed Transaction. If a Transaction involves a corporate opportunity, such opportunity must have been approved in writing by the Board. The Board has the authority to approve or disapprove the use of the rejected corporate opportunity by the individual who wants to utilize the opportunity that the Company has rejected. The Company will make all required disclosures as appropriate in its periodic or special filings.

  Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Evolution's business.

        Confidential and anonymous reports of suspected or actual violations of our Code of Ethics should be directed to our Compliance Officer, Sterling H. McDonald, either by writing to him at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, or by calling him at (713) 935-0122. Reports of such violations would include, among other things:

  •
  accounting practices, internal accounting controls, or auditing matters and procedures;

  •
  theft or fraud of any amount;

  •
  insider trading;

  •
  performance and execution of contracts;

  •
  conflicts of interest;

  •
  violations of securities and antitrust laws; and

  •
  violations of the Foreign Corrupt Practices Act.

        You can access the latest copy of our Code of Business Conduct and Ethics on our website, http://www.evolutionpetroleum.com/company_governance.html. Or, to obtain a copy of Evolution's Code of Business Conduct and Ethics, without charge, any person may submit a written request to Evolution Petroleum Corporation, c/o Corporate Secretary, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042.

  Legal Proceedings

        Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.

  Stockholder Communications with the Board

        Any stockholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. All such letters will be forwarded to the entire Board or to the Director(s) specified by the stockholder.

COMPENSATION OF DIRECTORS

        Except as noted, our directors receive compensation for serving on the board and for serving as committee members. Robert S. Herlin, who serves as the Chairman of the Board, President and Chief Executive Officer, receives no additional compensation for serving as a director or committee member. During fiscal 2012, Mr. Loyd began receiving compensation as an outside director and for his service on the Compensation and Nominating and Corporate Governance committees. Information is supplied with respect to Mr. Cagan, whose retirement from the Board will be effective at the Annual Meeting.

        The compensation plan for our outside directors constitutes a cash retainer of $40,000 per year, plus meeting fees of $1,000 per day for board and committee meetings attended in person and $500 per day for those meetings attended telephonically, with a maximum of one fee paid per day in total. The Chair of the Audit Committee, who also chairs the Dividend Committee, is paid an additional retainer of $18,000 per annum, the Chair of the Compensation Committee is paid an additional retainer of $12,000 per annum, and the Chair of the Nominating and Governance Committee is paid an additional $7,500 per annum. In addition to the cash retainers and fees, the outside directors receive a payment of restricted stock with a fair market value of $50,000 per annum awarded as of the date of each annual stockholders meeting. These shares of restricted stock vest at the earlier of one year from the date of grant or the date of the next Annual Meeting. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors, generally limited to travel costs related to board and committee meetings.

        The following table sets forth a summary of the compensation the Company paid to its directors in fiscal 2013:

Director	Fees Earned or Paid in Cash(1)	Stock(2) Awards	All Other Compensation	Total
Laird Cagan	$42,000	$50,000	$—	$92,000
Edward DiPaolo	59,875	50,000	—	109,875
William Dozier	64,500	50,000	—	114,500
Kelly Loyd	50,500	50,000	—	100,500
Gene Stoever	65,000	50,000	—	115,000
Robert Herlin(3)	—	—	—	—

(1)
Represents fees earned for services as a director during fiscal year 2013, including annual base retainer fee and chairmanship, and fees earned for attending meetings of the Board and committees. During the fiscal year, there were three meetings of the Board of Directors, four meetings of the audit committee, two meetings of the nominating and corporate governance committee and nine meetings of the compensation committee.

(2)
Represents the fair value of restricted common stock granted during fiscal year 2013 as annual Board compensation computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director may or may not be equal to this determined value. These shares of restricted stock cliff vest on December 5, 2013.

(3)
Please see table for Officers' compensation for Mr. Herlin, who does not receive any additional compensation for his services as Chairman of the Board and Director.

Director Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards				Stock Awards
Director	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)
Laird Cagan					6,394	$69,759
Edward DiPaolo	100,000		$1.27	10/22/2014
	28,000		1.10	8/22/2015
	50,000		3.03	5/10/2016
					6,394	$69,759
William Dozier	100,000		$1.21	12/12/2015
	25,000		3.03	5/10/2016
					6,394	$69,759
Kelly Loyd					6,394	$69,759
Gene Stoever	100,000		$1.27	10/22/2014
	28,000		1.10	8/22/2015
	50,000		3.03	5/10/2016
					6,394	$69,759
Robert Herlin(2)

(1)
These shares of restricted common stock vest 100% on December 5, 2013.

(2)
Mr. Herlin, President and Chief Executive Officer of the Company, is not compensated separately for serving as Chairman of the Board and Director. All compensation paid to Mr. Herlin is reported in the Summary Compensation Table on page 27.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of October 18, 2013 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption "Executive Compensation"; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other. The number of shares beneficially owned by a person also includes restricted shares held by such person. Except as otherwise indicated in the footnotes, the owners listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable, and the address of each beneficial owner listed on the table is c/o Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of class(1)
Robert S. Herlin(2)	2,785,350	9.2%
Sterling H. McDonald(3)	1,278,879	4.3%
Daryl V. Mazzanti(4)	1,160,824	3.9%
Laird Q. Cagan(5)	79,426	*
Edward J. DiPaolo(6)	257,368	*
William E. Dozier(7)	204,368	*
Gene G. Stoever(8)	257,368	*
Kelly W. Loyd(9)	13,243	*
All executive officers and Directors as a group (eight persons)(2)(3)(4)(5)(6)(7)(8)(9)	6,036,826	18.6%
Nokomis Capital, LLC.(10)	1,659,951	5.0%
River Road Asset Management, LLC(11)	2,045,738	6.1%
JVL Advisors(12)	5,360,512	16.0%
Advisory Research, Inc.(13)	1,712,345	5.1%
Wellington Management Company, LLP(14)	1,536,494	4.6%

*
Indicates less than 1% of the outstanding Common Stock.

(1)
Based on 28,599,669 shares outstanding on October 18, 2013.

(2)
Includes (i) 1,139,996 shares directly held by Mr. Herlin; (ii) 80,644 shares of restricted stock directly held by Mr. Herlin; and (iii) 1,564,710 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(3)
Includes (i) 373,328 shares directly held by Mr. McDonald; (ii) 38,411 shares of restricted stock directly held by Mr. McDonald; and (iii) 867,140 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(4)
Includes (i) 155,273 shares directly held by Mr. Mazzanti; (ii) 38,411 shares of restricted stock directly held by Mr. Mazzanti; and (iii) 967,140 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(5)
Includes (i) 73,032 shares directly held by Mr. Cagan,and (ii) 6,394 shares of restricted stock directly held by Mr. Cagan. Mr. Cagan's address is: Cagan McAfee Capital Partners, LLC, 20400 Stevens Creek Boulevard, Suite 700, Cupertino, CA 95014.

(6)
Includes (i) 72,974 shares directly held by Mr. DiPaolo; (ii) 6,394 shares of restricted stock directly held by Mr. DiPaolo; and (iii) 178,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(7)
Includes (i) 72,974 shares directly held by Mr. Dozier; (ii) 6,394 shares of restricted stock directly held by Mr. Dozier; and (iii) 125,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(8)
Includes (i) 72,974 shares directly held by Mr. Stoever; (ii) 6,394 shares of restricted stock directly held by Mr. Stoever; and (iii) 178,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(9)
Includes (i) 6,849 shares directly held by Mr. Loyd and (ii) 6,394 shares of restricted stock directly held by Mr. Loyd. Mr. Loyd is employed by JVL Advisors, LLC, an entity controlled by Mr. John Lovoi. Mr. Loyd is not an affiliate of, and does not have beneficial ownership of any shares beneficially owned by JVL Advisors, LLC or Mr. Lovoi. See Note (12) below.

(10)
All information in the table and in this disclosure with respect to Nokomis Capital, LLC is based on the Form 13F-HR/A filed with the SEC on August 22, 2013 by Mr. Brett Hendrickson. According to the filing, Nokomis Capital, LLC is the beneficial owner of 1,659,951 shares of the common stock of the Company, of which Nokomis Capital, LLC has sole voting power. Nokomis Capital, LLC's address is: 2305 Cedar Springs Road, Suite 420, Dallas, TX 75201.

(11)
All information in the table and in this disclosure with respect to River Road Asset Management, LLC is based solely on the Form 13F-HR filed with the SEC by River Road Asset Management, LLC on August 9, 2013. According to the filing, River Road Asset Management, LLC is the beneficial owner of 2,045,738 shares of the common stock of the Company, of which River Road Asset Management, LLC has sole voting power of 1,340,985 of the shares beneficially owned. River Road Asset Management, LLC's address is: 462 South 4th Street, Suite 1600, Louisville, KY 40202.

(12)
All information in the table and in this disclosure with respect to JVL Advisors is based on the Form 4 filed with the SEC by Mr. John Lovoi on May 28, 2013. Total includes (i) 3,891,002 shares owned by Luxiver, LP, Navitas Fund LP, JVL Partners, LP, Asklepios Energy Fund, LP, Hephaestus Energy Fund, LP and Urja, LP; and (ii) 1,469,510 shares owned by Belridge Energy Advisors, LP ("Belridge"). Except with respect to the Belridge shares, all of the aforementioned limited partnerships are managed by JVL Advisors, LLC. The shares owned by Belridge are managed by Belridge's general partner, Peninsula—JVL Capital Advisors, LLC, whose co-managers are Messrs. Scott Bedford and John Lovoi. Mr. Lovoi, as co-managing member of Peninsula—JVL Capital Advisors, LLC, is deemed to have shared power to vote and shared power to dispose of Belridge's 1,469,510 shares of Common Stock. Mr. Lovoi, as managing member of JVL Advisors, LLC, which is the ultimate controlling entity of each of Navitas Fund LP, JVL Partners, LP, Asklepios Energy Fund, LP, Hephaestus Energy Fund, LP and Urja, LP, and Mr. Lovoi is a managing member of Lobo Baya, LLC, which is the ultimate controlling entity of Luxiver, LP, is deemed to have the shared power to vote and sole power to dispose of the aggregate 3,891,002 shares of Common Stock held by those entities. Mr. Lovoi is therefore deemed to have shared power to vote and shared power to dispose of a total of 5,360,512 shares of Common Stock. Mr. Lovoi's address is: 10000 Memorial Drive, Suite 550, Houston, TX 77024.

(13)
All information in the table and in this disclosure with respect to Advisory Research, Inc. is based solely on the Form 13F-HR filed with the SEC on August 8, 2013. According to the filing, Advisory Research, Inc. is the beneficial owner of 1,712,345 shares of common stock of the Company, of which Advisory Research, Inc. has sole voting power. Advisory Research, Inc.'s address is: 180 North Stetson, Suite 5780, Chicago, IL 60601.

(14)
All information in the table and in this disclosure with respect to Wellington Management Company, LLP is based solely on the Form 13F-HR filed with the SEC on August 13, 2013. According to the filing, Wellington Management Company, LLP is the beneficial owner of 1,536,494 shares of common stock of the Company, of which Wellington Management Company, LLP has sole voting power of 294,700 of the shares beneficially owned and shared voting power of 513,519 of the shares beneficially owned. Wellington Management Company, LLP's address is: 280 Congress Street, Boston, MA 02210.

 COMPENSATION COMMITTEE REPORT ON 2013 EXECUTIVE COMPENSATION

        The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

        Respectively submitted by The Compensation Committee:

    Mr. William Dozier, Chairman
    Mr. Edward DiPaolo
    Mr. Kelly Loyd

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis is intended to assist the reader in understanding the Company's compensation programs. It is intended to explain the philosophy underlying the Company's compensation strategy and the fundamental elements of compensation paid to the Company's President and Chief Executive Officer ("CEO") and other officers whose compensation is reported in the Summary Compensation Table (together with the CEO, the "Named Executive Officers"). This Compensation Discussion and Analysis is organized as follows:

  I.
  Executive Summary

  II.
  Objectives and Key Considerations of Our Compensation Programs

  III.
  Roles in the Decision-Making Process

  IV.
  Items the Compensation Committee Considers When Making Compensation Decisions

  V.
  Elements of Our Compensation Program for Fiscal 2013

  VI.
  Employment Agreements and Severance Arrangements

  VII.
  Other Compensation Policies Affecting the Named Executive Officers

I.     Executive Summary

        The Company's compensation programs are designed to incentivize the Named Executive Officers to build meaningful shareholder value over the long-term. Our primary strategy to achieve alignment between shareholders and the Named Executive Officers has been to provide a substantial portion of the Named Executive Officers' compensation in the form of long-term incentives. This strategy has complemented the life cycle of the Company, which as a relatively young organization has delivered a significant portion of employee compensation through the use of equity-based awards, thus aligning employees with shareholders and conserving cash to invest in operations. The Compensation Committee continues to believe that share ownership by the Named Executive Officers is an essential aspect of linking the actions and goals of management with the well-being of shareholders.

        The Company attracts, retains and motivates the Named Executive Officers also through competitive base salaries and performance-based annual bonuses. For more information on the different elements of compensation paid to the Named Executive Officers during Fiscal 2013, see the section entitled "Elements of Our Compensation Program for Fiscal Year 2013."

        As described later, the Compensation Committee takes many factors into consideration when making decisions affecting the compensation of our Named Executive Officers. During Fiscal 2013, the Compensation Committee considered, among other things, the exemplary performance of the Company during the year, including the following financial and strategic achievements:

  •
  Achieved $6.0 million in net income compared to $4.5 million in Fiscal 2012;

  •
  Increased revenues by 19% year-over-year to approximately $21.3 million;

  •
  Increased proved developed reserves by 26% year-over-year to 10.1 million BOE;

  •
  Increased Delhi proved reserves estimates by 23% to 13.5 million BOE;

  •
  Continued to operate and grow our business using a conservative capital structure, resulting in a strong balance sheet that provides flexibility to meet opportunities; and

  •
  Achieved an actual total shareholder return (TSR) of +31% during Fiscal 2013, compared to a 7% TSR for the SIG Oil Exploration & Production Index and -3% TSR for companies that make up our Peer Group.

        Finally, the compensation programs for our Named Executive Officers are intended to be clear and not overly complicated. The Compensation Committee structures executive compensation to provide a direct link between pay and performance. In an effort to allow all employees, including our Named Executive Officers, to understand how their behavior and actions impact corporate performance, and ultimately their compensation, the Company has adopted an egalitarian approach to compensation whereby every employee in the Company receives grants of equity-based awards and participates in the same incentive compensation program. All employees are measured in part based on the same set of performance goals. Similarly, employee benefits and change in control provisions are the same for all employees, including Named Executive Officers, to foster an atmosphere of teamwork that is focused on achieving a consistent set of objectives, all of which are developed with a singular purpose in mind-to increase shareholder value.

II.    Objectives and Key Considerations of Our Compensation Programs

        The objectives of the Company's compensation programs for our Named Executive Officers are to attract, retain, and motivate capable individuals who are critical to developing our business plan and executing in key areas that are fundamental to meeting goals. These three objectives—attraction, retention and motivation—are central objectives and are paramount in the ultimate objective of our compensation programs: to create and protect shareholder value. As more fully described in Section V—"Elements of Our Compensation Program for Fiscal Year 2013," each element of compensation is utilized to further efforts to aid in attraction, retention and motivation. In general and at this stage of the Company's growth and size relative to its peers, the Company targeted Named Executive Officer compensation to such median Peer Group total compensation for above median performance.

        The Company has historically considered, and will continue to consider, the above objectives in all material compensation decisions and intends to continue doing so in the future. The Committee believes that targeting these objectives will result in building a strong management team capable of creating long-term, sustainable growth for shareholders.

III.  Roles in the Decision-Making Process

        The primary participants in the decision-making process in matters involving executive compensation are the Compensation Committee and the CEO. The CEO makes recommendations to the Compensation Committee regarding certain elements of compensation for the Named Executive Officers, other than himself. However, the Compensation Committee makes the final determination on all compensation recommendations to the Board of Directors impacting the Named Executive Officers and certain other members of senior management. The Company also from time to time may engage compensation consultants, who provide benchmark data regarding competitive levels of executive pay as well as compensation trends and best practices within our industry.

        As described in its charter, the Compensation Committee is tasked with reviewing and making recommendations to the Board of Directors regarding executive compensation and benefit plans and programs. For the Named Executive Officers and certain other members of senior management, the Compensation Committee makes the final determination as to levels of base salary, annual incentive program targets and payouts, and long-term incentive program targets and grants, subject to Board of Director approval.

IV.    Items the Compensation Committee Considers When Making Compensation Decisions

        When making compensation decisions that affect the Named Executive Officers, the Compensation Committee takes a number of items into consideration, which are discussed below. In addition, the Compensation Committee may also find it necessary from time to time to consider other items not specifically listed below.

Market Practices

        On a periodic basis, the Compensation Committee reviews trends in executive compensation, both within a group of comparable exploration and production companies (our "Peer Group") and in the broader industry. In addition, the Compensation Committee also considers the relative amount of compensation paid to similar executives within the Peer Group to establish median levels. Relative to Fiscal 2011, the Compensation Committee engaged Longnecker & Associates to perform a market study to analyze absolute and targeted levels of executive pay, pay mix, long-term incentive vehicle utilization, and annual incentive program targets and structures, utilizing data from proxy statement disclosures as well as published salary surveys. The Compensation Committee used the results and observations from the Longnecker and Associates compensation study as one of many reference points in making compensation decisions for Fiscal 2012.

        At the beginning of Fiscal 2013, the Company engaged Alvarez & Marsal Taxand, LLC ("A&MT") to review, among other compensation matters, the Peer Group utilized in benchmarking executive compensation levels and trends and overall compensation structure. The Peer Group for Fiscal 2013 differs from Fiscal 2012 due to the deletion of Samson Oil & Gas Ltd, GMX Resources, Gastar and Double Eagle Petroleum, and the addition of Synergy Resources to better fit our operations, product mix, organization and size. In considering companies for inclusion in the Peer Group, the Compensation Committee took into account a variety of factors, including revenue, market capitalization, capital structure, production levels, reserves, and area of strategic focus (natural gas versus liquids). The resulting Peer Group for Fiscal 2013 is comprised of the following companies:

  •
  Abraxas Petroleum Corporation;

  •
  Callon Petroleum Company;

  •
  Credo Petroleum Corporation;

  •
  Crimson Exploration, Inc.;

  •
  Miller Energy Resources, Inc.;

  •
  Panhandle Oil & Gas, Inc.;

  •
  Saratoga Resources, Inc.;

  •
  Synergy Resources Corporation;

  •
  Triangle Petroleum Corporation; and

  •
  Warren Resources, Inc.

        For Fiscal 2014, the peer group will be adjusted to exclude Crimson Exploration and Credo Petroleum due to mergers involving those companies.

Business Environment

        As a public company engaged in the acquisition, exploitation and development of oil and natural gas properties, we operate in an extremely cyclical industry. In an effort to combat this volatile environment, the Company recruited a seasoned management team that has grown share value in an organic manner without taking on burdensome debt that could constrain future operations. However, financial success is and will continue to be heavily impacted by commodity prices that have experienced high volatility in recent years.

        As discussed in "Elements of Our Compensation Program for Fiscal 2013," annual and long term incentive compensation includes many objective performance metrics that can be measured in numerical and/or operational terms. However, the Compensation Committee has exercised, and will continue to exercise, a degree of discretion in administering the compensation programs for the Named Executive Officers due to the volatile oil and gas business environment as well as a number of other factors, including the fact that much of Company revenue is dependent on the activities of third-party operators. The Compensation Committee believes that this is necessary in order to retain and reward management for efforts that may not immediately translate to specific performance metrics, but that ultimately will drive long-term, sustainable shareholder growth.

Consideration of Risk

        The compensation programs have been constructed to provide the Named Executive Officers with incentives to build shareholder value over the long term, while avoiding excessive risk-taking in the short term. A significant portion of all employees' compensation has and will continue to be paid out over multiple years through equity grants vesting over four-year periods. In establishing performance goals for compensation programs, the Compensation Committee has utilized a mix of safety, regulatory, operational, and strategic metrics to avoid excessive weight on any single criterion.

        The Compensation Committee believes that the Company's executive compensation practices are appropriate to (i) encourage our Named Executive Officers to take appropriate levels of risk; and (ii) create sustained shareholder value over a long period of time.

Tax and Accounting Considerations

        The Company is aware of the tax and accounting implications regarding the delivery of various forms of compensation. Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's Principal Executive Officer and the three other most highly compensated executive officers (excluding the Principal Financial Officer). To date, this limitation has been an insignificant factor in the deliberations of the Compensation Committee, but it will continue to evaluate the need to consider such limitations in the future.

V.     Elements of Our Compensation Program for Fiscal Year 2013

        As discussed in more detail below, the compensation program during fiscal year 2013 for the Named Executive Officers consisted of the following elements:

  •
  Base salary;

  •
  Cash bonus paid via our annual incentive program;

  •
  Restricted stock grants for long term incentives; and

  •
  Standard employee benefits.

Base Salary

        The base salaries of the Named Executive Officers are the foundation on which all other compensation elements are built. We currently utilize base salary to attract qualified executive talent and retain our senior management team. The Company believes that paying base salaries that are competitive with companies with which we compete for talent is essential to maintaining stability in our leadership.

        In the past, the Company's financial position has limited its ability to deliver competitive levels of base salary and annual cash incentive compensation to the Named Executive Officers and therefore relied more heavily on equity-based vehicles. However, as the Company has matured and begun to establish a consistent record of meaningful cash flow, we have increased cash compensation, including base salary, to levels more competitive with our peers. In establishing the Named Executive Officers' base salaries, the Compensation Committee also considers the responsibilities and duties of the individual, historical performance, industry experience, and overall importance to the Company.

        The base salaries of our Named Executive Officers for Fiscal 2013 were approved by the Compensation Committee in August 2012. In August 2013, following the end of Fiscal 2013, the Compensation Committee again reviewed and made adjustments to the Named Executive Officer's base salaries after considering current pay, individual performance and market pay levels. Specifically, the Longnecker & Associates compensation study revealed that the base salaries of our Named Executive Officers were generally at or below the 25th percentile of the competitive market, and thus increases were necessary in Fiscal 2012 and 2013 to approach the competitive median. The following table sets forth the Named Executive Officers' base salaries for Fiscal 2012, 2013 and 2014.

Named Executive Officer	Fiscal 2012 Base Salary	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary
Robert S. Herlin	$335,000	$380,000	$399,000
Chairman, President and Chief Executive Officer
Sterling H. McDonald	230,000	260,000	273,000
Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti	230,000	260,000	273,000
Vice President, Operations

Annual Incentive

        Each fiscal year, our Named Executive Officers, as well as all employees of the Company, have the opportunity to earn cash payments under the annual incentive program designed to motivate all employees to achieve near-term corporate and individual goals. If employees are successful in satisfying their individual metrics, the annual incentive program provides for the payment of meaningful annual incentive payments.

        Annual incentives are administered in a similar manner and structure for all employees of the Company. Elements of the corporate objectives that drive determination of the annual incentives for the Named Executive Officers are used in deciding cash incentive payouts for all staff. Annual incentives are determined using three inputs: the Individual Rating, Company performance relative to stretch incentive performance goals, and the Target Incentive.

        The individual rating of the Chief Executive Officer was determined qualitatively based on performance of the Company in achieving the following goals:

  •
  Restructure of Company to better focus on core assets of Delhi and GARP®

  •
  Continued commercialization of GARP®

  •
  Excellence in health, safety, environmental and regulatory performance

  •
  Exceed the Company's peer group median total shareholder return

  •
  Completion of strategic review as to options for maximizing shareholder value, future growth and appropriate structure.

        The individual rating of the Chief Financial Officer was determined qualitatively based on individual performance in achieving goals including, but not limited to, the following:

  •
  Monetization of noncore assets

  •
  Completion of strategic review as to options for maximizing shareholder value, future growth and appropriate structure

  •
  Timely adherence to all regulatory filing requirements.

        The individual rating of the Vice President-Operations/NGS Technologies was determined qualitatively based on individual performance in achieving goals including, but not limited to, the following:

  •
  Monetization of noncore assets

  •
  Maintenance of GARP® installed production

  •
  Increase of number of installations of GARP®

  •
  Management of independent reservoir engineering process

        The Compensation Committee believes that disclosure of certain goals and certain quantitative targets could result in competitive harm to the Company, thus not all goals are disclosed publicly.

        The Committee considered the CEO's recommendations as to the individual ratings of all employees other than the CEO and ultimately determined each Named Executive Officer's Individual Rating and ratified the CEO's ratings of employees other than the Named Executive Officers.

        Once the Individual Ratings were determined, the addition of these ratings plus any special incentive awards is multiplied against the Named Executive Officer's Target Incentive. The Target Incentive is defined as a percentage of base salary. For recent years through fiscal 2012, the Target Incentives were 100% of base salary for Mr. Herlin and 75% of base salary for Messrs. McDonald and Mazzanti. Based on the three factors that determined annual incentives, the incentive payments to the Named Executive Officers in respect of Fiscal 2013 were determined as shown in the chart below. Such annual incentives generally fell within the middle two quartiles of the Peer Group.

        For Fiscal year 2013, a special stretch incentive performance award of 15% was awarded to all employees including the Named Executive Officers. This was achieved due to the outstanding performance of the Company's common stock, with its total shareholder return coming into the top quartile of the SIG Oil Exploration and Production Index (Nasdaq: EPX) for Fiscal year ending June 30, 2013.

Named Executive Officer	Individual Rating		Special Performance Award		Target Incentive		Fiscal Year 2013 Bonus
Robert S. Herlin	95%	+	15%	x	$380,000	=	$418,000
Chairman, President and Chief Executive Officer
Sterling H. McDonald	85%	+	15%	x	195,000	=	195,000
Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti	75%	+	15%	x	195,000	=	175,500
Vice President, Operations

        For Fiscal 2014, a special incentive performance award will be provided to all employees that could result in an incremental 25% of the Annual Target Incentive based on the Company attaining certain quantitative goals of TSR compared to the SIG Oil and Gas Exploration Index and a higher level of commercialization of the GARP® technology.

        In addition to participation in the annual incentive program, Mr. Mazzanti is eligible to earn a royalty fee of $5,057, adjusted for inflation annually, for each commercial installation of GARP®. Payment of this incentive is pursuant to a June 2011 technology assignment agreement, as amended, between Mr. Mazzanti and the Company. During Fiscal 2013, Mr. Mazzanti was successful in securing four commercial installations. As such, Mr. Mazzanti received $20,226 in royalty fees during Fiscal 2013. This amount is reported in the Summary Compensation Table in the column "All Other Compensation."

Long-Term Incentives

        We utilize a long-term incentive plan that currently awards restricted shares as a compensation vehicle that we believe aligns the interests of our Officers and all other employees with shareholders. Long-term incentives ("LTI") utilizing both restricted stock and stock options vesting over four years in quarterly amounts have also been a major and required tool to attract and retain experienced staff during the early life of the Company, and increasing use of restricted stock in place of options has mitigated dilution of shareholders. The Compensation Committee believes that delivering a significant portion of total compensation in the form of LTI that vest over a period of many years' acts to retain our management team over the long-term and motivates them to engage in activities that will promote sustainable growth in the price of our stock. Primarily through long-term incentive grants, our Named Executive Officers have accumulated significant share ownership, with beneficial ownership of approximately 18% of common shares. In addition, all employees, including the Named Executive Officers, are more fully aligned with shareholders as a result of our stock retention policy, which is described in more detail in the section "Other Compensation Policies Affecting the Named Executive Officers."

        Since Fiscal 2009, the Company has solely utilized restricted shares to deliver LTI value to all employees. In earlier years, the Company utilized stock options to provide LTI to attract and retain employees during the startup phase of the Company. All employees of the Company are granted restricted shares on an annual basis, following completion and acceptance of the annual independent engineering reports and financial audit.

        In prior years, the size of the restricted share grants for all employees, including the Named Executive Officers, was determined by considering two factors—individual LTI Targets and an overall corporate multiplier, which is determined based on Company performance during the trailing fiscal year. Following the end of the fiscal year, generally in September, the Compensation Committee, utilizing input and a recommendation from the CEO, makes an assessment of overall corporate performance. The overall corporate performance multiplier is then multiplied by each employee's Individual LTI Target to determine the value of the restricted stock grant.

        In August 2012, the Compensation Committee made the determination that the overall corporate performance multiplier for Fiscal 2012 was 80%. As such, all employees, including the Named Executive Officers, were awarded restricted stock grants having a grant date fair value equal to 80% of each employee's respective Individual LTI Target. While these grants were awarded in respect of Fiscal 2012, the grants did not occur until Fiscal 2013, and as such are shown in the Grants of Plan-Based Awards Table. Details regarding these grants are also shown below for the Named Executive Officers.

Named Executive Officer	Overall Corporate Performance Multiplier		Individual LTI Target			Grant Date Fair Value—August 2012 Restricted Share Grant	Number of Restricted Shares(1)
Robert S. Herlin	80%	x	$502,500	(2)	=	$402,003	50,694
Chairman, President and Chief Executive Officer
Sterling H. McDonald	80%	x	230,000	(3)	=	184,000	23,203
Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti	80%	x	230,000	(3)	=	184,000	23,203
Vice President, Operations

(1)
Number of restricted shares determined by dividing grant date fair value by the closing market price of our common stock on the day immediately preceding the date of grant ($7.93 on September 5, 2012).

(2)
Represents 150% of fiscal year 2012 base salary ($335,000).

(3)
Represents 100% of fiscal year 2012 base salary ($230,000).

        For Fiscal 2011 through 2013, the Company has awarded the following amounts of securities to employees and directors:

Fiscal Year	Sign-on Stock Awards	Stock Options	Stock Awards	Total Awards	Common Shares Outstanding
2013	25,000	0	186,197	211,197	28,608,969
2012	0	0	188,472	188,472	27,882,224
2011	4,845	0	189,908	194,753	27,612,916

Benefits

        The Company provides benefits to the Named Executive Officers that are the same as those provided to all employees, entitling them to dollar-for-dollar matching contributions pursuant to a 401(k) Plan (up to 6% of cash compensation, subject to certain limits), life insurance, accidental death and dismemberment insurance, medical benefits, and short-and long-term disability premiums paid by the Company. The value of these benefits is included in the Summary Compensation Table in the column "All Other Compensation."

        The Company does not sponsor a defined benefit pension plan or any nonqualified deferred compensation plans. Company policy prohibits loans to Named Executive Officers and they receive no perquisites.

VI.   Employment Agreements and Severance Arrangements

Employment Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers. Each of these agreements is discussed in more detail below.

        On April 4, 2005, we entered into an employment agreement with Mr. Herlin. This employment agreement superseded the original employment agreement between Mr. Herlin and the Company. Pursuant to Mr. Herlin's employment agreement, he serves as our President and Chief Executive Officer. The employment agreement provided an initial annual salary of $180,000 with additional annual increases at the discretion of the Board of Directors. The employment agreement provides that Mr. Herlin is entitled to a bonus of up to 100% of his base salary payable in cash or securities. In the event Mr. Herlin is terminated by the Company other than for cause or permanent disability (both as defined in the employment agreement) or if Mr. Herlin is subject to a constructive termination (as defined in the employment agreement), he is entitled to continuation of his base salary for one year following termination. In addition, Mr. Herlin is subject to a number of restrictive covenants following termination of employment, including non-disclosure of confidential information, non-solicitation of clients and employees for a period of one year and a non-competition clause for one year. In the event Mr. Herlin enters into similar employment during the salary continuation period, the Company may elect to terminate the non-solicitation and non-competition restrictive covenants in exchange for a reduction of 50% of the remaining salary continuation severance payments.

        On April 4, 2005, we entered into an employment agreement with Mr. McDonald. This employment agreement superseded the original employment agreement between Mr. McDonald and the Company with the exception that Mr. McDonald retained the stock options under the terms previously granted. Pursuant to Mr. McDonald's employment agreement, he serves as our Chief Financial Officer. The employment agreement provided an initial annual salary of $150,000 with additional annual increases at the discretion of the Board of Directors. The employment agreement provides that Mr. McDonald is entitled to a bonus of up to 75% of his base salary. In the event Mr. McDonald is terminated by the Company other than for cause or permanent disability (both as defined in the employment agreement) or if Mr. McDonald is subject to a constructive termination (as defined in the employment agreement), he is entitled to continuation of his base salary, medical benefits, and long-term disability coverage for six months following termination. If Mr. McDonald's termination or constructive termination, as the case may be, is within one year following a change in control (as defined in the employment agreement), he is entitled to an additional severance payment equal to six months' base salary, paid in monthly increments, subject to a 50% reduction in the event Mr. McDonald obtains similar employment during the six-month period. In addition, Mr. McDonald is subject to a number of restrictive covenants following termination of employment, including non-disclosure of confidential information and non-solicitation of clients and employees for a period of one year.

        On June 23, 2005, we entered into an employment agreement with Mr. Mazzanti. Pursuant to Mr. Mazzanti's employment agreement, he serves as our Vice President of Operations. The employment agreement provided an initial annual salary of $155,000 with additional annual increases at the discretion of the Board of Directors. The employment agreement provides that Mr. Mazzanti is entitled to a bonus of up to 75% of his base salary. In the event Mr. Mazzanti is terminated by the Company other than for cause or permanent disability (both as defined in the employment agreement) or if Mr. Mazzanti is subject to a constructive termination (as defined in the employment agreement), he is entitled to continuation of his base salary, medical benefits, and long-term disability coverage for six months following termination. If Mr. Mazzanti's termination or constructive termination, as the case may be, is within one year following a change in control (as defined in the employment agreement), he is entitled to an additional severance payment equal to six months' base salary, paid in monthly increments, subject to a 50% reduction in the event Mr. Mazzanti obtains similar employment during the six-month period. In addition, Mr. Mazzanti is bound by the provisions of a proprietary information and inventions agreement.

Severance Arrangements

        All of our employees, including the Named Executive Officers, are covered by the Evolution Petroleum Corporation Severance Policy for Change in Control Events ("CIC Policy"), which was adopted by the Compensation Committee in August 2010. In the event a Named Executive Officer is entitled to benefits under an employment agreement and the CIC Policy, the greater benefit will prevail. Under the terms of the CIC Policy, a change in control event is defined as (i) the sale of all, or substantially all, of the corporation's assets with the intent to distribute the proceeds to shareholders; (ii) entry by the Company into a material definitive agreement for a merger or sale of the corporation with or into another entity in which the majority of the Board of Directors will change; or (iii) one or more affiliated entities or persons acquire common stock sufficient to collectively own or control forty percent (40%) of outstanding common stock. Prior to the closing on a change in control event that is pending, the CIC Policy provides that 50% of all unvested stock options, warrants and restricted stock held by employees and directors will accelerate vesting, with the remaining 50% being replaced with securities of equivalent value having a vesting term no longer than the awards which they replaced. In the event of termination by the Company or a constructive termination, the remaining 50% of unvested stock options, warrants and restricted shares would immediately vest. In addition, employees would be entitled to receive one year of base salary, their Target Annual Incentive, and continuation of health, disability and life insurance coverage for a period of twelve months or until the alternative insurance is obtained. Notwithstanding, employees may refuse a portion of their separation payments in order to avoid the imposition of an excise tax under Code section 4999. The Company does not bear any responsibility for the imposition of such excise tax.

VII. Other Compensation Policies Affecting the Named Executive Officers

Stock Retention Policy

        In April 2012, the Board of Directors approved and adopted the Evolution Petroleum Corporation Stock Retention Policy for Directors and Employees (the "Stock Retention Policy"). The Stock Retention Policy requires all directors and employees, including the Named Executive Officers, to retain share ownership at specified levels, depending on level of responsibility. The Named Executive Officers must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years. Other corporate officers and managers are subject to similar requirements, except the look-back period is two years. For all other employees, the look-back period is one year. In addition, each non-employee director must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years, excluding stock awards received in lieu of a cash retainer. Employees and directors have two years from the date of employment or appointment to comply with the Stock Retention Policy. As a result of our substantial reliance on long-term incentives historically, coupled with the Stock Retention Policy, the Named Executive Officers beneficially own approximately 18% of the Company's common stock. As of September 30, 2013, all directors and employees were in compliance with this stock retention policy.

Timing of Grants and Release of Material Non-Public Information

        The Company has historically maintained consistency in the timing of long-term incentive grants to all employees, including the Named Executive Officers. Such grants have consistently been made in late August or early September following approval of our financial statements and engineering reserves by the Audit Committee. The Company has not in the past timed, nor does it plan to time, the release of material, non-public information to affect the value of executive compensation.

Financial Restatement

        The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement that affects results utilized to determine incentive compensation.

Trading in the Company's Stock and Derivatives

        No employee or director is permitted to execute open market transactions in the Company's securities during any blackout period except as prearranged through an approved 10b5-1 sales trading plan. The Company is unaware that any of the Named Executive Officers have entered into any derivative transactions linked to Company's securities.

Executive Officers of the Company

        Set forth below is information regarding our executive officers including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see the table and related information provided under the caption "Security Ownership of Certain Beneficial Owners and Management."

        For information regarding Robert S. Herlin, our Chairman of the Board, President and Chief Executive Officer, see "Proposal 1—Election of Directors."

        Sterling H. McDonald (64).    Mr. McDonald joined us as our Chief Financial Officer in November 2003 and has also been responsible for our administrative functions. From 1999 to 2003, Mr. McDonald was as an independent consultant and interim Chief Financial Officer to various companies. From 1997 to 1999, he served as Chief Financial Officer for PetroAmerican Services, a subsidiary of an integrated NYSE-traded oil and gas company. Previously, he served as Chief Financial Officer of PetroStar Energy, an exploration and production company, and Treasurer of Reading and Bates Corporation, a NYSE-traded international offshore drilling services, exploration and production company. Mr. McDonald holds a B.S. in Finance, and an MBA with highest academic achievement, from the University of Tulsa.

        Daryl V. Mazzanti (51).    Mr. Mazzanti joined our company as our Vice President of Operations in July 2005, to lead all of our oil and gas operations. From 1985 to 2005, Mr. Mazzanti was employed by Union Pacific Resources (UPR) and Anadarko Petroleum (the successor to UPR), where he managed operational, engineering and geotechnical teams responsible for oil and gas fields in Texas, Oklahoma, Louisiana, the Rockies and offshore Gulf of Mexico. His duties included overseeing up to 1,200 horizontal wells, optimizing artificial lift methods for a 750 well program and supervising multi-rig drilling and service programs. Mr. Mazzanti began his career in 1985 as a Development Engineer with Champlin Oil (the predecessor to UPR), where he was responsible for drilling, completion, workover, recompletion, reservoir analysis and surface facility optimization across Texas and offshore Gulf of Mexico Mr. Mazzanti holds a Bachelor of Science in Petroleum Engineering, with distinction, from the University of Oklahoma at Norman.

 Summary Compensation Table

        The following table set forth a summary of executive compensation for our named executive officers for our fiscal year ended June 30, 2013, 2012 and 2011. We had no other executive officers during these periods.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	All Other(4) Compensation	Total
Robert S. Herlin	2013	$372,500	$418,000	$402,003	$26,608	$1,219,111
Chairman, President and Chief	2012	327,292	271,350	303,188	27,308	929,138
Executive Officer	2011	286,458	161,700	412,500	23,039	883,697
Sterling H. McDonald	2013	$255,000	$195,000	$184,000	$34,348	$668,348
Vice President, Chief Financial	2012	227,244	139,725	149,426	33,994	550,389
Officer and Treasurer	2011	211,771	100,862	203,300	31,227	547,160
Daryl V. Mazzanti(3)	2013	$255,000	$175,500	$184,000	$57,900	$672,399
Vice President, Operations	2012	227,244	139,725	149,426	54,608	571,003
	2011	211,771	84,052	203,300	29,213	528,336

(1)
Represents the amounts earned based on our performance for the fiscal year indicated, even though they are actually paid in September of the subsequent June 30 fiscal year.

(2)
Represents the grant-date fair value of restricted common stock awards granted during the fiscal year indicated. All awards vest quarterly over a four year term.

(3)
Included in All Other Compensation for Mr. Mazzanti is $20,226 and $20,000 in royalty payments for four GARP® Technology installations, in 2013 and 2012, respectively, per technology assignment agreement dated June 2011.

(4)
Represents amounts for matching contributions to the 401(k) Plan on each Named Executive Officers' behalf; life, accidental death, dismemberment and short and long-term disability insurance premiums paid by the Company on each Named Executive's Officer's behalf. Also, includes a health savings account subsidy for those who qualify with a high deductible health plan.

        The following table sets forth information concerning annual incentive awards granted during fiscal year 2013 to each of our named executive officers:

Fiscal Year 2013 Grants of Plan-Based Awards

					All Other Stock Awards; Number of Shares of Stock (#)(1)	All Other Option Awards; Number of Securities Underlying SARs		Grant Date Fair Value of Shares of Stock and SARs Awards ($)(2)
		Estimated Future Payouts Under Equity Incentive Plan Awards
							Exercise or Base Price of SARs ($/Share)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Robert S. Herlin	9/7/2012	—	—	—	50,694	—	—	$402,003
Sterling H. McDonald	9/7/2012	—	—	—	23,203	—	—	184,000
Daryl V. Mazzanti	9/7/2012	—	—	—	23,203	—	—	184,000

(1)
These shares of restricted stock vest 1/16th per quarter from the date of grant. In addition to the foregoing vesting provisions, all of these shares vest upon a holder's death or disability, and 50% of these shares vest upon a change of control of the Company.

(2)
Represents the fair market value of restricted common stock as of the grant date.

 2013 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding awarded securities for each named executive officer outstanding as of June 30, 2013.

	Option awards(1)					Stock awards
Name	Number of securities underlying unexercised options & warrants (#) exercisable	Number of securities underlying unexercised options & warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/ warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert S. Herlin	787,500	—		$1.80	04/04/2015
	400,000	—		$1.41	02/15/2016
	250,000	—		$2.19	09/07/2017
	127,210	—		$4.02	08/19/2015
						97,260	$1,061,107
Sterling H. McDonald	350,000	—		$1.80	04/04/2015
	300,000	—		$1.41	02/15/2016
	150,000	—		$2.19	09/07/2017
	67,140	—		$4.02	08/19/2015
						46,489	$507,195
Daryl V. Mazzanti	550,000	—		$1.61	06/23/2015
	150,000	—		$2.55	05/05/2016
	200,000	—		$2.19	09/07/2017
	67,140	—		$4.02	08/19/2015
						46,489	$507,195

(1)
The unvested stock options, warrants and restricted stock vest 1/16th per quarter from the date of grant. In addition, in the event of change of control, half of all the unvested options, warrants and restricted stock awards would vest on the date of such change of control and the remainder of the unvested options, warrants and restricted stock awards would vest on the employee's termination date within a year of the change of control.

(2)
The values were calculated based upon the closing price of our common stock on June 30, 2013, which was $10.91 per share. Unvested restricted stock generally vests 1/16th per quarter from date of grant, with the last restricted shares vesting in September 2016.

        The following table provides information about the value realized by the named executive officers on option exercises, vesting of restricted stock, and award payouts during fiscal year 2013:

Option Exercises and Stock Vested During Fiscal Year-End 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Herlin	220,000	$2,233,000	63,296	$584,869
Sterling H. McDonald	250,000	2,490,000	30,861	285,076
Daryl V. Mazzanti	—	—	30,861	285,076

  Change in Control Policy

        In August 2010, the Board of Directors approved an employee severance policy for a change in control event. A "change in control" event is generally defined to include a tender offer, takeover bid, exchange offer or acquisition for forty percent (40%) or more of the Company's outstanding common stock. The new policy applies to all employees including Messrs. Herlin, McDonald and Mazzanti and provides that in the event of a change in control, employees terminated within one year of the event shall receive severance pay in the amount of one year of base pay and targeted annual discretionary bonus, plus one year continuation of the company's subsidy of health, disability and life insurance benefits. Pursuant to the Company's Plan, the Administrator under the Plan has provided that in the event of a "change in control," half of all unvested options and stock awards would vest on the date of such "change in control" and the remainder of unvested options and stock awards would vest upon the employee's termination within a year of the "change in control."

        The following table shows, as of June 30, 2013, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment in each of the circumstances indicated in the table.

Named Executive Officer	Severance Plan Payment(1)	Other Benefits(2)	Fair Market Value of Accelerated Equity Compensation(3)	Total Value
Robert S. Herlin
Change in Control	$760,000	$9,800	$1,061,107	$1,830,907
Death or Disability	—	—	1,061,107	1,061,107
Sterling H. McDonald
Change in Control	455,000	18,188	507,195	980,383
Death or Disability	—	—	507,195	507,195
Daryl V. Mazzanti
Change in Control	455,000	21,958	507,195	984,153
Death or Disability	—	—	507,195	507,195

(1)
Represents one year salary and one year of short term incentive bonus, based on each officer's target incentive.

(2)
Represents an estimate of health insurance benefits to be provided to the named executive officer and each eligible dependent under each scenario based on actual amounts paid out in fiscal 2013.

(3)
The fair market value of accelerated equity awards includes only those awards that were not currently vested as of June 30, 2013, using a closing stock price of $10.91 per share.

  Compensation Committee Interlocks and Insider Participation

        None.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of our common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, except as noted below, based solely on our review of the copies of such reports received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended June 30, 2013 all the Reporting Persons complied with all applicable Section 16 filing requirements. Each of Messer's Cagan, DiPaolo, Dozier, Loyd, and Stoever filed a late Form 4 with respect to grants of restricted stock under the Company's Amended and Restated 2004 Stock Plan which occurred on December 6, 2012. In addition, in two instances during Fiscal 2013, late Form 4's were filed for Mr. Sterling McDonald for settlement of payroll tax liabilities with stock associated with vesting of restricted stock.

STOCKHOLDER PROPOSALS

        At the Annual Meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. The Board of Directors may also submit other matters to the stockholders for action at the Annual Meeting. Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of stockholders to be held in 2014 must be received by Evolution Petroleum Corporation not less than one hundred twenty (120) calendar days prior to October 28, 2014. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the Proxy Statement and Proxy in 2014. Any such proposal should be directed to our Secretary at our principal executive offices located at 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042.

IMPORTANT VOTING INFORMATION

SEC RULES CONCERNING THE ELECTION OF DIRECTORS

        Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

  Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company's future.

  More Information Is Available

        If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

OTHER MATTERS

  Miscellaneous

        Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

  Annual Report

        A copy of the Company's Annual Report on Form 10-K without exhibits, for the fiscal year ended June 30, 2013 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042, Attention: Corporate Secretary.

  Householding and Combining Accounts

        We may deliver only one proxy statement and annual report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may make a written or oral request to: Continental Stock Transfer & Trust Company, 17 Battery Place New York, NY 10004, (800) 509-5586.

        Similarly, any stockholders sharing an address and currently receiving multiple copies of proxy statements and annual reports may request that only a single copy of a proxy statement and annual report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by contacting Continental at the address and telephone number above.

By Order of the Board of Directors
/s/ STERLING H. MCDONALD Sterling H. McDonald Vice President, Chief Financial Officer And Treasurer

Houston, Texas
October 28, 2013

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS EVOLUTION PETROLEUM CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2013 The undersigned hereby appoints Robert S. Herlin and Sterling H. McDonald, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Evolution Petroleum Corporation, held of record by the undersigned on October 18, 2013 at the Annual Meeting of Stockholders to be held at the Company’s offices at 2500 CityWest Boulevard, Suite 1300 Houston, TX 77042 on Thursday, December 5, 2013, at 10 a.m. (local time), or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the instructions specified on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSAL 2, 3 AND 4. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued, and to be marked, dated and signed, on the other side) . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

ANNUAL MEETING OF STOCKHOLDERS OF EVOLUTION PETROLEUM CORPORATION December 5, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at - www.evolutionpetroleum.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. . This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4. I understand that I may revoke this Proxy only by: (i) written instructions to that effect, signed and dated by me, which must be actually received by the Corporate Secretary prior to the commencement of the Annual Meeting; (ii) properly submitting to the Company a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and voting in person. PROXY Please mark your votes like this X COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature if Held Jointly Date: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, and date and return the Proxy promptly using the enclosed envelope. 1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld. NOMINEES: Edward J. DiPaolo, William E. Dozier, Robert S. Herlin, Kelly W. Loyd, Gene G. Stoever In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL NOMINEES EXCEPT 2. To ratify the appointment of Hein & Associates LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending June 30, 2014. 3. To approve, in a non-binding advisory vote, the compensation of our named executive officers. 4. To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
PROPOSAL TO RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL YEAR 2014
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
Audit Committee Report
COMPENSATION OF DIRECTORS
Director Outstanding Equity Awards at Fiscal Year-End 2013
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON 2013 EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
Fiscal Year 2013 Grants of Plan-Based Awards
2013 Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested During Fiscal Year-End 2013
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
IMPORTANT VOTING INFORMATION SEC RULES CONCERNING THE ELECTION OF DIRECTORS
OTHER MATTERS